UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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PROGENICS PHARMACEUTICALS, INC.
(Name of Registrant as Specified in Its Charter)

VELAN CAPITAL, L.P.

ALTIVA MANAGEMENT INC.

BALAJI VENKATARAMAN

VIRINDER NOHRIA

LTE PARTNERS, LLC

LTE MANAGEMENT, LLC

MELKONIAN CAPITAL MANAGEMENT, LLC

RYAN MELKONIAN

TERENCE COOKE

DEEPAK SARPANGAL

GéRARD BER

ERIC ENDE

ANN MACDOUGALL

HEINZ MäUSLI

DAVID MIMS

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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On November 8, 2019, Velan Capital, L.P. issued the following press release:

Velan Receives Requisite Number of Written Consents to Reconstitute Majority of Progenics Board

Progenics Stockholders Consent to Removal of CEO Mark Baker, Dr. David Scheinberg and Nicole Williams and Election of All Five Velan Nominees – Gérard Ber, Eric Ende, Ann MacDougall, Heinz Mäusli and David Mims

ALPHARETTA, Ga. – November 8, 2019 – Velan Capital, L.P. (together with the other members of its group, “Velan” or “we”), one of the largest stockholders of Progenics Pharmaceuticals, Inc. (“Progenics” or the “Company”) (NASDAQ:PGNX), comprised of successful specialty pharmaceutical operators and financial services experts, today announced it has delivered written consents from the holders of more than 55% (and up to 65%) of the Company’s outstanding shares to remove CEO Mark Baker, Dr. David Scheinberg and Nicole Williams from the Board of Directors (the “Board”) and to elect all five Velan nominees – Gérard Ber, Eric Ende, Ann MacDougall, Heinz Mäusli and David Mims – as directors.

Upon delivery of more than the requisite number of consents today, the changes at the Progenics Board take effect immediately. The newly reconstituted Board will consist of continuing Progenics directors, Dr. Karen Ferrante and Mr. Bradley Campbell, and five new independent directors elected by stockholders as a result of Velan’s consent solicitation.

Bala Venkataraman, Managing Partner of Velan Capital, issued the following statement:

“We want to thank all stockholders, small and large, who have made their voices heard and confirmed our belief that urgent change is required at Progenics. We are encouraged by the support received for all of our director nominees, and are confident that their addition to the Board will create much-needed options for stockholders, including fresh perspectives on the pending transaction and the ability to execute on a stand-alone strategic plan to maximize value for all stockholders. We stand by the new Board and trust it will make the best decisions for all stakeholders of Progenics, including its employees.”

Contacts

Investors:
Deepak Sarpangal
(415) 677-7050
info@velancapital.com

Okapi Partners LLC
Pat McHugh / Jason Alexander
(212) 297-0720
info@okapipartners.com

Media:
Joe Germani / Sarah Braunstein
Sloane & Company
(212) 486-9500

jgermani@sloanepr.com / sbraunstein@sloanepr.com